SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

February 11, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On February 11, 2005, the Registrant ("TXCO") entered into an asset exchange agreement with Arrow River Energy LP ("Arrow River") and CMR Energy LP ("CMR"), under which TXCO receives a 50% working interest in all depths and formations in 174,460 gross acres (68,545 net acres) located in Maverick, Dimmit and Zavala counties of Texas. This acreage is south, east and mostly contiguous to the Registrant's existing acreage block. TXCO also receives 140 square miles (89,600 acres) of recently acquired 3-D seismic data over a portion of the new acreage. TXCO will serve as operator and Arrow River reserves an after-payout, term net-profits interest in new wells drilled on the new acreage.

The net-profits interest allows TXCO to recoup 120% of its drilling costs of each new well drilled on the newly acquired acreage, at which time Arrow River will be entitled to 75% of the net profits from TXCO's interest in the well until such time as the cumulative amount of money paid to Arrow River by virtue of the net profits interest in all newly drilled wells shall equal to the sum of $6,250,000 plus interest thereon, calculated from February 1, 2005 (the effective date of the closing), at an interest rate equal to the lesser of twelve percent (12%) compounded per annum or under certain circumstances the maximum non-usurious rate allowed by applicable law. When this amount is paid pursuant to the net profits interest as set forth above, then TXCO and Arrow River's interests revert to their respective working interests as set forth in the joint operating agreement covering the newly acquired acreage.

In exchange, Arrow River and CMR collectively receive a 50 percent working interest in 106,500 acres comprised of three tracts within TXCO's existing acreage block. These include shallow depths to the base of the San Miguel formation under 95,300 acres of the Comanche Ranch lease, shallow depths to the base of the San Miguel under 7,900 acres of the Chittim B lease, and all depths under the 3,300-acre Chittim C lease. CMR, which currently serves as operator on deeper portions of the Comanche Ranch lease, will assume operations on these tracts and all existing shallow wells.

Item 2.01: Completion of Acquisition or Disposition of Assets.

See Item 1.01 for disclosure of the required information.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description

99	Press release dated February 16, 2005, entitled "The Exploration Company to Expands Maverick Basin Acreage Position Through Asset Exchange Agreement"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 16, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)